Exhibit 10.3

PRIVATE INSTRUMENT OF COOPERATION AND GENERAL RULES FOR THE PURCHASE AND SALE OF DELL PRODUCTS FOR RESALE, BUSINESS INTERMEDIATION AND OTHER COVENANTS

CIMCORP COMERCIO INTERNACIONAL E INFORMATICA S.A., a company established at Al. Madeira, No. 258, C. Comercial Alphaville, Barueri, São Paulo, National Registry of Legal Entities (CNPJ) No. 59.773.416/0001-95, herein represented pursuant to its articles of association, by Antonio Fonte, Director, Individual Taxpayer Enrollment No. 000.936.614-87, hereinafter referred to simply as “PARTNER”,

DELL COMPUTADORES DO BRASIL LTDA, a company established in Eldorado do Sul, Rio Grande do Sul, at Av. Industrial Belgraf, 400, National Registry of Legal Entities (CNPJ) No. 72.381.189/0001-10, herein represented by its legal representatives, hereinafter referred to simply as “DELL”.

Whereas:

a.
 the expansion of this partnership, as well as any amendments since the execution of the original draft, the Parties hereto execute this instrument which consolidates the rules of the relationship existing between them;

b.
DELL manufactures and sells computer products and information technology solutions (hereinafter referred to simply as “product” or “products”), whose list and technical specifications are available at www.dell.com.br/partner;

c.
the partnership established herein aims to develop joint activities to expand the PARTNER’s sales, increasing DELL’s market integration and thereby increasing the market condition of both, along with corporate entities;

d.	under this agreement, the PARTNER has the economic interest to help DELL enter the aforementioned regional market through its previous operation and “expertise”;

e.
given the traditional method applied by DELL to conduct its sales, the organization of this partnership will occur more effectively to the Parties if there is a non-exclusive and preferential scope of work for the resoles of the PARTNER;

f.	there is no minimum or maximum sales, targets or goals, exclusive rights or obligations agreed;

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g.	the Parties are open to enter into other futures contracts, in case market opportunities demonstrate the viability of other business relationships;

h.
the Parties are free to, in specific cases and provided that it is previously agreed between them, apply rules other than those set forth herein, for the purpose of benefiting both parties with the conclusion of any business;

i.	both Parties may withdraw from the partnership at any time, without any compensation or payment to the other party, except those relating to the businesses already started;

the Parties agree that acting in cooperation can provide greater economic benefit to both of them with respect to the market of computer products and information technology solutions, which is reason why they execute this instrument based on the terms and conditions specified below.

CLAUSE 1 – SCOPE

1.1. The scope of this Agreement includes:

a)	the establishment of general rules for the partnership between the Parties, pursuant to clause 2;

b)	the establishment of general rules to be applicable to the purchase and sale for resale of DELL products exclusively for corporate entities;

c)	the establishment of general rules to apply to the intermediation relations for the sale of DELL products and/or provision of services exclusively for corporate entities.

1.2. The Parties acknowledge that, since it refers to general rules, said rules can be amended along the partnership in order to adapt the general rules to the market conditions, and subsequent changes in legislation, always respecting the legal transactions already concluded and/or initiated by the Parties.

1.3. The PARTNER acknowledges that specific rules concerning the partnership will be available in a specific link on the website www.dell.com.br/partner. In case of divergences between the provisions hereof and those specified in the aforementioned website, the rules specified in the website shall prevail.

1.4. The PARTNER also recognizes that benefits may be granted to partners who obtain a certain performance to be defined later.

1.5. In any event, subject to the provisions of clause 18, the Partiesreserve the right to withdraw from the current partnership at any time and for any reason, subject only to the rightsarising from purchases and sales that have already been concluded between thePartiesor business which intermediation has already occurred, pursuant to clause five..

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CLAUSE 2 - PARTNERSHIP

2.1. The partnership established herein grants the PARTNER the condition of “DELL Business Partner” in addition to other benefits that will be detailed in a specific link on the website www.dell.com.br/partner.

2.2. There may be different categories of partners. The change of category does not generate any rights to any of the Parties.

2.3. The targets that may eventually be established by DELL for the transition from one category to another shall not be construed as commitments and/or performance requirements, but only for the purposes of the PARTNER. DELL may, at any time, modify the targets and conditions that it may establish to regulate the transition from one category to another or its creation, extinction or modification of nomenclature.

2.4. The PARTNER agrees that the classification of the partnership into categories and its possible benefits or advantages may be amended at any time at the sole discretion of DELL, always reserving the right of the PARTNER to withdraw from this partnership at any time and for any reason, pursuant to clause 18 and, subject only to the rights arising from purchases and sales that have already been concluded between the Parties, as well as businesses that have already been initiated by the PARTNER.

2.5. This partnership is limited to the scope of work agreed between the Parties, described and conceptualized in ANNEX I.

2.6. DELL shall adopt measures aiming to create a healthy competitive environment between partners, always in compliance with the provisions set forth in the applicable law.

CLAUSE 3 – OPERATIONS CONDUCTED AS A RESULT OF THE PARTNERSHIP

3.1. Within the scope of this partnership, the following operations can be conducted, in accordance with the resolution of the Parties: (a) the purchase of DELL products for future resale by the PARTNER (“purchase and sale”), and/or (b) intermediation, performed by the PARTNER, of business activities conducted between DELL and end users (“intermediation”).

CLAUSE 4 – PURCHASE AND SALE OPERATIONS

4.1. In case the Parties opt for the purchase and sale, the PARTNER, after having received orders from end users, shall submit an order to DELL to resell the products in its field of operation, as provided in clause 6.

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4.2. DELL shall sell and deliver the products to the PARTNER at the prices and terms prevailing at the time of the corresponding orders.

4.2.1. In case of a special price list for partners, it shall be merely used as a reference, and prices may, in this case, be adjusted according to the characteristics of the business in question. After the execution of the purchase and sale agreement between the Parties, the price shall not be amended.

4.3. Before submitting a purchase order to DELL, the PARTNER must already have received an order from an end user for the purchase of the products ordered. Thus, except in exceptional circumstances, the purchase order submitted to Dell, made by a PARTNER, shall be bound to an end user. The PARTNER acknowledges and agrees that this condition arises from the need to ensure full customer satisfaction regarding all product warranties and after sale services. The PARTNER acknowledges and agrees that the breach of this precept may expose the brand DELL to wear, and may prevent the healthy competition between the partners, which is the reason why it should be strictly complied, unless otherwise justified.

4.3.1. Each purchase order made must be complete, subject to the provisions set forth herein.

4.3.2. Along with each purchase order submitted by the PARTNER, a copy of the purchase order made by the end user to the PARTER shall be provided, which must mandatorily include: corporate purpose or corporate name, National Registry of Legal Entities (CNPJ), State Registration, where applicable, full address, telephone number, email, address to which the products will be shipped, product description and price of each product.

4.3.3. DELL may, at any time, create procedural rules for the completion and acceptance of purchase orders, and may change them at any time.

4.3.4. DELL may refuse to sell any product based on clause 20 hereof.

4.4. DELL does not accept the return of products already acquired by the PARTNER, except in case of proven defect, even in case of product return by the end user. In the latter case, the PARTNER is allowed to sell the product to another end user, provided that it is previously reported to DELL, in compliance with the conditions set forth in item 4.3.2 above, which shall be subject to the same prohibitions specified in clause 20.

4.5. In sales made directly by the PARTNER, DELL shall not commercially relate with the end user, only with the PARTNER. Notwithstanding the above, DELL may provide services directly to the end user.

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4.6. For transactions regulated by this clause, except where there is a specific negotiation between the Parties, once the Purchase and Sale Invoice is submitted by DELL, the PARTNER will have 30 days to make the corresponding payment.

4.6.1 If case of late payment of the invoice, there shall be an interest of 0.5% per month, pro rata die, plus a fine of 2% on the amount originally due.

4.6.2 The provision above shall not apply when the delay occurs solely through the fault of DELL.

4.7. For purposes of this partnership, Product also means the transfer, onerous or gratuitous, of rights.

CLAUSE 5 – OPERATIONS OF INTERMEDIATION

5.1. In case the Parties opt for the business intermediation between DELL and end users, upon conclusion of the business, the PARTNER will receive the commission agreed by the Parties or, if applicable, the commission specified on the website www.dell.com.br/partner.

5.2. DELL may refuse, without cause and at its own discretion, the contracting with the end user, in which case no commission shall be payable to the PARTNER.

5.3. The payment of commission to the PARTNER shall rely on the receipt by DELL, of the amount to be paid by the end user. In case the end user makes the payment of the amount in installments, the payment of the commission to the PARTNER shall occur in the same way.

5.4. DELL may decide with the end user, at its own discretion, the terms of the deal between them.

5.5. The payment to the PARTNER shall occur through the invoice for services issued by the PARTNER to DELL, via invoice or electronic invoice, subject to the following procedure:

5.5.1. Up to the 15th of each month, DELL will send to the PARTNER the amount of commissions accrued during the period of thirty days immediately preceding.

5.5.2. Up to the 20th of each month, DELL shall receive the invoice related to the provision of services issued by the PARTNER, to be paid up to the 30th of the month.

5.5.3. In case the PARTNER fails to comply with the provisions set forth in item 5.5.2, the PARTNER shall compensate DELL for possible fines and costs that may be incurred. The value of the fine may be compensated with any credits of the PARTNER regarding DELL.

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5.6. In case of delay in the payment of the invoice, by the sole fault of DELL, there shall be an interest of 0.5% per month, pro rata die, besides fine of 2% on the amount originally due.

5.7. The amount of commission will include the corresponding taxes.

CLAUSE 6 – RELATIONSHIP WITH THE GOVERNMENT

6.1. The relationship with the Government can be achieved through the purchase and sale system (clause 4) or intermediation (clause 5) and will always depend, in order to be granted the benefits of this partnership, on the express permission of DELL prior to the bidding procedures or performance of any kind of offer.

6.2. In order to be granted the benefits of this partnership, the PARTNER should ask for the authorization referred to in item 6.1. as soon as it becomes aware of the bidding procedure, at least five days prior to the deadline for submitting the proposal to the Government. In addition, for the same purposes, it shall submit to DELL the respective Project Follow Up (pursuant to ANNEX III).

6.3. The information set forth in the Project Follow Up to be presented by the PARTNER to DELL should be complete and in line with the provisions set forth in the Request for Proposal, under the penalty of being subject for any damage caused to DELL as a result of the provision of incorrect information.

6.4. The authorization regarding the granting of benefits arising from this partnership may be freely refused by DELL.

6.5. The PARTNER who first informs DELL on the existence of a bidding procedure will have preference to take part in it with the granting of benefits arising from this partnership, individually or in partnership with DELL.

6.6. In the cases referred to in this clause, the Parties shall not participate, independently, in the same bidding procedure, offering products.

6.7. The PARTNER is absolutely free to participate in bidding procedures offering any products other than those subject to this partnership, and/or services, including DELL competitors.

CLAUSE 7 – EXCLUSIVITY

7.1. There is no exclusive relationship between the Parties.

7.2. DELL is free to sell, at any time, directly or through third-parties, products within the scope of work established for the PARTNER. In addition, DELL may, at any time, appoint other partners or, at its sole discretion, enter into agreements with distributors, agents or sales representatives to sell products within the scope of work established for the PARTNER, without resulting in any right to compensation in favor of the PARTNER.

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7.3. The PARTNER is free to sell and/or intermediate businesses, at any time, directly or through third-parties, information technology products or solutions of any companies, including those considered direct competitors of DELL, without resulting in any right to compensation in favor of DELL.

7.4. Without the previous express consent of DELL, the PARTNER is not authorized to make use of the benefits granted through the partnership outside the scope of work and can not perform sales and/or intermediate businesses to companies located within its scope of work, when products and/or services are intended for establishment(s) located out of it, including in the case of operations on behalf and for third parties.

7.5. DELL will have the right to make sure about that the PARTNER is adopting the measures and techniques required for the resale of DELL products and/or business intermediation between DELL and end users. These measures and techniques are detailed in a specific in the website www.dell.com.br/partner.

CLAUSE 8 - SUSPENSION OF SALES

8.1. Notwithstanding the other provisions hereof, DELL is not forced to meet any purchase order of the PARTNER if it is in default (Article 476 of the Civil Code), even in relation to other operations, or if the order is not in compliance with the provisions hereof or detailed in a specific link in the website www.dell.com.br/partner.

8.2. In case of business intermediation, DELL may compensate, with the commission to be paid to the PARTNER, the amounts that the PARTNER owes to DELL, including interest and other charges, paying to the PARTNER surplus, if any.

CLAUSE 9 – PROMOTION AND MARKETING

9.1. Even when any sales promotion, marketing or advertising is indicated or suggested by the PARTNER, the commercial decision to adopt such a promotion is exclusively due to DELL.

9.2. Promotional activities and sales marketingmay only be carried out directly by thePARTNERif, and only if, previously approved in writing byDELL. The form of payment, in this case, shall be previously agreed between theParties.

CLAUSE 10 – OBLIGATIONS OF THE PARTNER

10.1. The PARTNER shall notify DELL about any and all substantial changes regarding its financial, logistics and warehousing conditions.

10.2. Where necessary, the PARTNER shall comply with the storage requirements specified in legal documents and/or normative texts issued by (federal, state or municipal) public administration bodies, up to the delivery of the products to the end user, assuming full responsibility for any fine or damage caused to DELL or third parties due to events related to the storage of DELL products. The compliance of such requirements by the PARTNER shall occur even if the storage becomes necessary for a short period.

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10.3. The PARTNER also undertakes to:

10.3.1. inform DELL in writing and within 48 (forty eight) hours of its awareness, of any inspection conducted in the establishment of the PARTNER related to the products, including but not limited to, tax audits, health inspections, by metrology authorities or consumer protection bodies, under the penalty of being responsible for the damages that their action or omission has caused;

10.3.2. not resell the products and/or intermediate business outside the scope of work, not even to third parties that do not fall within the policies described in clause 20.

10.3.3. not sell and/or offer DELL products and/or services through its own website;

10.3.4. not offer to third parties any additional warranties in relation to the products, other than those offered by DELL, specified in the packages, manuals, publications or the website of DELL;

10.3.4.1. DELL is not responsible for third-party guarantees or for any effect they have on the products and/or services provided by DELL, unless agreed in advance and in writing between the end user and DELL;

10.3.5. not adulterate, fractionate, or otherwise, modify products and/or services provided by DELL in the way they were designed by DELL. Any technical changes of the products that aim to meet the needs of the end user must be previously approved by DELL;

10.3.6. not add or offer, without the prior authorization from DELL, products or third-party solutions, especially from DELL competitors, to DELL products or services. This restriction applies, but is not limited to, DELLCPUs withmonitors from competitors with printers from competing brands;

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10.3.7. refrain from acts that discredit DELL before its customers, suppliers, authorities and the audience in general, under the penalty of payment of the appropriate compensation, regardless of the possibility of extinction of this partnership, by DELL, without complying with the advance notice set forth in clause 18;

10.3.8. promptly pay all invoices/bills issued in favor of DELL, in its entirety;

10.3.9. not perform any rebates in the price to be charged to the end user, without the prior written consent of DELL;

10.3.10. not assign, in whole or in part, the rights and obligations stipulated in the partnership, without the prior written consent of DELL;

10.3.11. not perform discounts, negotiate, transfer, or otherwise assign the credits arising from this partnership to Banks, factoring companies or third parties.

10.4. The PARTNER undertakes to strictly follow the strategies for marketing and advertising of products, including the use of promotional materials in places and in the form specified by DELL. The PARTNER shall have the sole and exclusive responsibility for the safekeeping and storage, as well as the maintenance of promotional materials received from DELL.

10.5. The PARTNER may be requested to prepare and deliver, or submit to DELL reports containing business information such as: sales volume of products, potential of sales segments within the scope of work, customers profile and the conditions of any existing stock.

10.6. The provisions of this clause do not exclude other obligations hereof.

CLAUSE 11 – OBLIGATIONS OF BOTH PARTIES

11.1. The Parties shall comply with the legislation applicable to their activities, especially regarding labor and social security laws, performing, under their own risk, discounts and collections of taxes and charges arising from their responsibility.

11.2. Each Party shall be responsible for the payment of taxes applicable to the corresponding operations and activities, as well as for obtaining the necessary permits required by law.

11.3. DELL and PARTNER shall adequately meet the government requirements, assuming the consequences of any transgressions by act or omission practiced or that may be practiced, including by their partners, agents or representatives, paying the fines that are imposed on them.

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CLAUSE 12 – INTELLECTUAL PROPERTY AND/OR USE OF TRADEMARKS

12.1. DELL, as an authorized sublicensed of DELL, Inc., owner of the trademarks involved in this partnership (hereinafter “Trademarks”) hereby authorizes the PARTNER to use on a non-exclusive way, the logo “PartnerDirect” (ANNEX II) for the sole purpose of this partnership and in strict accordance with the conditions set forth herein and the rights granted herein in relation to the promotion of products and/or services provided by DELL within the scope of work of the PARTNER.

12.2. The use of Trademarks and Logos by the PARTNER shall comply with the standard format and can not suffer change, exclusion or inclusion of mark or sign.

12.3. The PARTNER undertakes not to use any of the Trademarks or Logos or any other intellectual property rights that are not related to the activities of the PARTNER in the partnership program of DELL.

12.4. The PARTNER may not sublicense the use of any Trademarks or Logos to third parties without the prior written permission of DELL.

12.5. The PARTNER acknowledges that the companies of DELL group are the legitimate holders of the Trademarks and Logos, and therefore undertakes not to (i) file application for registration of any trademark that is identical or similar, enough to cause confusion, to trademarks owned by companies of DELL group, in Brazil or abroad, and (ii) contest the validity or otherwise oppose to the applications and/or registrations pertaining to the Trademarks and/or Logos.

12.6. The PARTNER undertakes not to adopt the name “DELL” or any other similar name as part of its corporate name. . .

12.7. The PARTNER undertakes to use the Logo “PartnerDirect”, or any that may replace it, in the form it was filed and/or registered (ANNEX II), without any change whatsoever.

12.8. The PARTNER undertakes not to use the Logo “PartnerDirect”, or any that may replace it, in relation to any activity that is illegal, defamatory, obscene or otherwise violates the intellectual property rights or any rights of third parties or any rights of any individual or legal entity.

12.9. The PARTNER shall not use Trademarks or Logos to create the impression that the PARTNER is a partner, affiliate, or franchisee of DELL. The PARTNER shall clearly identify itself, in its promotional activities, whether advertising, marketing or otherwise, as an independent company of DELL.

12.10. The PARTNER may not use its own trademark or third parties trademarks in the products. The PARTNER, however, can use its own or third parties trademark in other products, goods or services, even if they are competitors of DELL, provided that such trademarks are not used in any way related to the products and/or services provided by DELL.

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12.11. The validity of the license granted depends on the maintenance of this partnership.

12.13. Upon termination and/or cancellation of this partnership, the PARTNER undertakes to, within 5 working days, remove the name DELL from its documents, including, but not limited to, letterhead papers, business cards, websites, emails and other promotional materials related to its activities that contain the name, Logo or Trademark of DELL.

12.14. The PARTNER acknowledges that the breach of the terms and conditions of this Clause will cause property and financial damages to DELL. Financial damages shall never be less than 100 minimum wages.

12.15. The Trademarks and Logos mentioned in this clause may be modified in the sole marketing interest of DELL.

CLAUSE 13 – COMPENSATION AND INDEMNITY

13.1. Each Party shall indemnify the other for damages resulting from their actions or omissions or their agents, which have been caused to the other, as well as to third parties, without prejudice to other penalties provided herein or by law. The compensation of any Party for lost profits is expressly excluded.

13.2. The amounts incurred by the Party affected will also be reimbursed when they result from:

13.2.1. judicial recognition of employment relationship of employees, agents, partners, service providers or other type of employee of the other Party;

13.2.2. judicial recognition of solidarity and subsidiarity in the fulfillment of obligations of the other Party, including those of labor, tax, civil or social security nature;

13.3. The affected Party may implead the other party when sued by third-parties. The absence of third-party summons does not preclude, in any way, the subsidiary liability to compensate.

13.4. The affected Party will be indemnified by the other due to fines that are imposed by the Public Administration due to faults or omissions that it has caused.

13.4.1. The Parties shall make available the necessary resources for the other party to pay the fine imposed by the Public Administration in at least 05 days before the deadline for the payment of said penalty.

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13.5. The obligation of indemnification applies also to the attorneys’ fees that the Party incurs for its defense in any administrative and/or judicial procedure motivated by the faults and omissions of the other party.

CLAUSE 14 – HUMAN RESOURCES AND MATERIALS

14.1. To carry out the activities set forth herein, the Parties shall provide, at their own risk, all personnel and equipment that may be necessary.

14.2. The Parties declare that, due to the nature of this partnership, they did not make and will not have to make any kind of investment that is based on expected gains or gains originated from the maintenance of the partnership, there being no compensation from one Party to the other on account of any unamortized investment.

CLAUSE 15 - COMMUNICATION

15.1. Any and all communication between the Parties shall be made in writing, including the use of fax, email and mail with return receipt.

For PARTNER, CIMCORP COMERCIO INTERNACIONAL E INFORMATICA S.A.
Name: Antonio Fonte
Position: Director
Phone: (11) 3759-3899
Address: Al. Madeira, No. 258, C. Comercial Alphaville, Barueri, São Paulo
email: a.fonte@cimcorp.com.br

For DELL
Name: Marçal Araujo
Position: Manager of Channels
Phone: (51)3481-5500
Address: Av. Industrial Belgraf, 400 Eldorado do Sul - RS
email: marcal_araujo@dell.com

15.2 It is the responsibility of each Party to update the information contained in this clause whenever there are any changes.

CLAUSE 16 – PARTNERSHIP TERM

16.1. This partnership shall be valid for a period of 12 months from the date of execution hereof, being renewed for the same period in case the parties, without renewing the partnership for different period of time, amend it, or explicitly terminate it, keeping the relationship in the same manner set forth herein.

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16.2. This partnership can only be altered, at any time, in whole or in part, upon amendment.

CLAUSE 17 – ASSIGNMENT

17.1. The Parties hereto are not allowed to assign or transfer to third parties the obligations and rights under the partnership hereof without the prior consent of the other party, except in case DELL subcontracts technical assistance and logistics services.

CLAUSE 18 – TERMINATION OF PARTNERSHIP

18.1. This partnership may be terminated in the following cases:

18.1.1. agreement duly formalized in writing between the Parties;

18.1.2. at any time, by either Party, upon notice given 90 days in advance, without the need to pay any compensation;

18.1.3. by the PARTNER, immediately, upon written notice to DELL, whenever there is a unilateral change of the rules of this partnership by DELL;

18.1.4. by either Party in case of default of any provision or obligation, with application of penalties due and without requiring the advance notice referred to in item 18.1.2, except in cases of late payment, when the Creditor Party shall notify the Debtor Party to comply with the obligation within 10 days.

18.1.5. in case of late payment of the price by a period exceeding 15 days;

18.1.6. insolvency, adjudication of bankruptcy, petition for judicial reorganization or judicial dissolution or extrajudicial liquidation of either Party, regardless of the application of the corresponding penalties;

18.1.7. in case of unforeseeable circumstances or force majeure events, including the issue of regulations from state authorities that make it impossible to maintain the partnership in its original terms;

18.1.8. change in the corporate structure of the PARTNER that, at the sole and exclusive discretion of DELL, may interfere with the continuity of this partnership.

CLAUSE 19 – FOREIGN CORRUPT PRACTICES ACT (FCPA)

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19.1. The PARTNER acknowledges that it is familiar with the U.S. law Foreign Corrupt Practices Act (FCPA) and the prohibitions of the FCPA with respect to the payment or delivery of any object of value, either directly or indirectly, to a government official , governmental entity or political party in Brazil, or any other country, for the purpose of influencing any act or decision of a public official, or to induce him to use his influence or the influence of his party with the government to obtain or retain business. The PARTNER undertakes not to violate or allow its partners, agents, employees or service providers to violate the FCPA and incur illegal conduct.

CLAUSE 20 – COMPLIANCE WITH EXPORT RULES

20.1 The PARTNER acknowledges that the goods purchased, licensed or sold under this partnership are subject to laws and regulations on export control of Brazil and the United States and may also be subject to the regulations of the country where the goods are manufactured and/or sold. The PARTNER acknowledges its sole responsibility to comply with such laws and regulations. According to these laws, the products shipped as a result of this partnership can not be sold, leased or otherwise transferred to end-users or countries with restrictions. End users or countries with restrictions include those engaged in activities related to weapons of mass destruction, including but not limited to activities related to the design, development, production or use of weapons, nuclear materials or facilities or the support of missile projects, and chemical or biological weapons.

CLAUSE 21 – CONFIDENTIALITY

21.1. Each Party shall strictly consider confidential all information received from the other party related to the products and/or services as a result of this partnership, not transmitting any information to third parties or allowing third parties to be aware of such information, except when in compliance with the order of governmental or judicial authorities and in strict compliance with the law.

21.2. The obligation of confidentiality to which this clause refers should be respected during the validity of this partnership and for a period of five years after its extinction. Notwithstanding this clause, the Parties hereto execute a specific Confidentiality Agreement, which is an integral part of this instrument, as Annex.

CLAUSE 22 – RELATIONSHIP WITH OTHER COMPANIES OF THE PARTNERSHIP’s GROUP AND GRANTING OF CREDIT

22.1. At the sole discretion of DELL, the PARTNER may be considered business group for purposes of obtaining benefits and/or assumption of liabilities under this partnership, provided that the firms that somehow are associated with the PARTNER also become partners through the execution of a specific instrument.

22.1.1. For the purposes of this clause, business group refers to companies that have the same majority shareholder, and such companies are jointly and severally liable for the obligations of this instrument.

22.2. The PARTNER and the other companies belonging to their business group shall be jointly liable before DELL for all obligations arising from this partnership.

CLAUSE 23 – WAIVER AND NOVATION

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23.1. The failure of either Party to require the compliance of any provision hereof can not be considered as a novation or waiver of the right to enforce the compliance of this provision or any other, even in the future.

CLAUSE 24 – JURISDICTION

24.1. The Parties hereto elect the Judicial District of Porto Alegre (RS), in order to settle any disputes arising out of this partnership, with the exclusion of any other, however privileged it may be.

In witness whereof, the Parties hereto enter into this instrument in counterparts of equal form and content, for all legal effects and in the presence of the undersigned witnesses.

Porto Alegre, March 10, 2009.

/s/ Antonio Fonte

CIMGORP COMERCIO INTERNACIONAL E INFORMATICA S.A.

Antonio Fonte - Individual Taxpayer Enrollment (CPF) No.: 000.936.614-87

/s/ Hans Lochs

Hans Lochs

Financial Director

/s/ Alex Martins

Alex Martins

Controller

Dell Computadores do Brasil Ltda.

DELL COMPUTADORES DO BRASIL LTDA.

Witnesses:

Name: Esmeraldo Antero Alves Individual Taxpayer Enrollment (CPF) No.03989952811	Name: Camila Arezi Individual Taxpayer Enrollment (CPF) No.00952204029

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ANNEX I

DEFINITION OF THE “SCOPE OF WORK”

For the purposes hereof, the scope of work comprises all states of Brazil for contractual relationships with the government.

It is reaffirmed that DELL is free to operate commercially, at any time, directly or through third parties, within the scope of work defined for the PARTNER, in compliance with the rules established for the healthy competition between partners.

Likewise, it is reiterated that thePARTNERis free to sell, at any time, directly or through third-party, information technology products or solutions of any company, including those considered direct competitors ofDELL.

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ANNEX II

“PartnerDirect” Logo

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ANNEX III

Project Follow Up (AP)

1. CALL NOTICE SUMMARY

1.1. Client: Name of the entity

1.2. Bidding: Type TRADING SESSION/Call No. 0000000000

1.3: Date of Receipt of Proposals: 00/00/0000 at 0000

1.4. Deadline for submission of quotations and documents: 00/00 at 00 o’clock

1.5 Validity of the commercial proposal: (in months)

1.6. Mode of Trial: Global/By item/Lower Price

2. SCOPE

2.1. Supply of:

2.1.1. number of units of equipment xxxxxxxxxx

2.1.2. number of units of equipment xxxxxxxxxx

3. DELIVERY

3.1. PLACE OF DELIVERY:

3.2. DELIVERY DEADLINE:

3.3. MONTH EXPECTED FOR PLACEMENT OF ORDER:

3.4. FINE FOR DELAY IN DELIVERY:

3.5. MAXIMUM EXTENT TO APPLY FINE:

4. SLA

4.1.1. TYPE OF WARRANTY:

4.1.2. WARRANTY PERIOD:

4.1.3. TERM OF SERVICE:

4.1.4. SOLUTION TIME:

4.1.5. LOCATIONS FOR THE PROVISION OF SERVICE(S):

4.1.6. FINE FOR THE LACK OF SERVICE: .

4.1.7. MAXIMUM EXTENT TO APPLY FINE:

5. DOCUMENTS REQUIRED

5.1. Declaration of Joint Liability, as required in the Call Notice. The PARTNER shall indicate the terms of the Call Notice containing the declarations to be included in the joint liability letter.

6.   TECHNICAL SPECIFICATIONS

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ITEM 1.1 -xxxxx

Qty: 00

Xxxx

Xxxxxxxxxxxx

Xxxxxxxxxxxxx

xxxxxxxxxxxxx

ITEM 1.2 - xxxxxxxxxxx

Qty: 00

xxxxxxxxxxxxx

Xxxxxxxxxxxx

Xxxxxxxxxxxxxxxx

Xxxxxxxxxx

xxxxxxxxx

ITEM 1.3-xxxx

Qty: 00

Xxxxxxxxxxxx

Xxxxxxxx

Xxxxxxxxxxxx

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ANNEX IV

Dell Computadores do Brasil Ltda

Confidentiality Agreement

By this instrument and in connection with the law, CIMCORP COMERCIO INTERNACIONAL E INFORMATICA S.A., headquartered at Al Wood,  Al. Madeira, No. 258, C. Comercial Alphaville, Barueri, São Paulo, National Registry of Legal Entities (CNPJ) No.  59.773.416/0001-95 (“Participant”), hereby undertakes before Dell Computadores do Brasil Ltda., its controlling companies, controlled companies, associated companies, subsidiaries and affiliates, hereinafter referred to simply as “Dell”, (referred to individually as “Party” and collectively as “Parties”), to protect certain Confidential Information (as defined below), considering that (i) Dell will send the addresses of its database to the Participant and (ii) these addresses can not be incorporated into any database of the Participant or its customers, and may not be used for any markup on these bases, being provided with the specific purpose of identification for a single action with the Participant according to the specific guidelines of Dell for this activity. This confidentiality agreement is given by the following statements and obligations:

1.	The commencement date of this Confidentiality Agreement (“Agreement”) is March 10, 2009.

2.	This Confidentiality Agreement shall apply to any Confidential Information disclosed by Dell.

3.
The Confidential Information disclosed under this Instrument (“Confidential Information”) are usually described as a product, existing and future, map, technical or financial information, customer names, addresses and other related data, contracts, practices, procedures and other business information, including, without limitation, software, reports, strategies, plans, documents, drawings, machines, tools, models, patent descriptions, samples, materials and Requests for Proposal that may be revealed by Dell either through written, oral or electronic means, via website or otherwise. This Agreement also covers Confidential Information obtained during visits to the facilities of Dell.

4.
In addition, the Participant undertakes not to publish or disclose any article, ad, publicity or other matter related to any Confidential Information (including the fact that there may have been discussions or meetings between the Parties).

5.
This Agreement shall remain in force indefinitely unless it is terminated earlier by either party upon notice in writing 30 (thirty) days in advance. The terms and conditions of this Agreement shall remain in force after such termination with respect to Confidential Information disclosed prior to the effective date of the termination of the Agreement. The Participant shall use such information only for the purpose and in connection with the business relationship of the Parties.

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6.
The Participant’s obligation to protect Confidential Information shall be extinguished within 05 (five) years from the Date of Termination. The Participant shall, upon written request from Dell, promptly return any Confidential Information received from Dell, along with all copies, or certify in writing that the Confidential Information and copies were destroyed.

7.
The Participant shall use the same degree of care it uses with respect to its own confidential information to protect the Confidential Information of DELL and prevent (a) any unauthorized use of Confidential Information through this Agreement, (b) the disclosure of Confidential Information to any employee of the Participant that does not need access to them, (c) the communication of Confidential Information to third parties or (d) the publication of Confidential Information.

8.
The Participant shall have the duty to protect Confidential Information that (a) is marked or accompanied by legible documents prominently indicating that they are “Confidential” or other equivalent term; (b) or identified as Confidential by DELL before, during or shortly after its presentation or communication.

9.
This Instrument does not impose any obligation to the Participant with respect to Confidential Information that (a) is or fall into public domain through no fault of the Participant; (b) is independently developed by the Participant without violating this Instrument; or (c) is disclosed by the Participant with the prior approval in writing from Dell. If the Participant is required by any government body or law to disclose the Confidential Information, the Participant undertakes to grant to DELL an advance notice so that DELL is able to contest the disclosure or seek an preliminary injunction for protection.

10.	DELL certifies that it has the right to disclose its Confidential Information.

11.	This Instrument does not impose any obligation on DELL to exchange Confidential Information, as well as buy, sell, license, transfer or otherwise make use of any technology, product or services.

12.
The Participant shall comply with the applicable laws and regulations of the authorities of Export Administration of the United States*, not exporting or re-exporting any technical information or products received from Dell, or the direct product of such technical information, for any proscribed country according to the list contained in the Export Administration Regulations of the United States, unless duly authorized by the U.S. government.

13.
The Participant shall not acquire any intellectual property rights through this instrument, except the limited rights that are necessary to achieve the purposes set forth herein. Subject to the obligations hereof, neither Party shall be prevented from developing the technology independently, or to seek business opportunities similar to those covered by this Instrument. The Parties have the right to, at their sole discretion, distribute or re-distribute the professional responsibilities of their employees.

14.
The Participant acknowledges that damages caused by the improper disclosure of Confidential Information may be irreparable. Thus, Dell, being adversely affected, has the right to seek a fair compensation, being allowed to resort to preliminary injunctions and provisional measures, without prejudice to any other applicable measures.

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15.	The obligations and duties under this Instrument regarding any of the Confidential Information are enforceable by Dell to any and all Receivers of Confidential Information.

16.
This instrument shall be governed and construed in accordance with the laws of the Federative Republic of Brazil, being elected the judicial district of Porto Alegre - RS, in order to settle any disputes arising from this instrument.

17.
This Agreement does not create any agency or partnership relationship, and can not be assigned or transferred without the prior consent in writing of the other Party. The amendments or modifications to this Instrument shall be made by an instrument in writing signed by the Parties.

Eldorado do Sul, March 10, 2009

CIMCORP COMERCIO INTERNACIONAL E INFORMATICA S.A.
Antonio Fonte
Position: Director
Individual Taxpayer Enrollment (CPF) No. 000.936.614-87

Hans Lochs

Financial Director

Alex Martins

Controller

Dell Computadores do Brasil Ltda

Witnesses:

Name: Esmeraldo Antero Alves Individual Taxpayer Enrollment (CPF) No.03989952811	Name: Camila Arezi Individual Taxpayer Enrollment (CPF) No.00952204029

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Annex V

DELL LOGO AND POLICIES OF USE

Terms and Conditions of Use of Dell’s Logo by Registered Partners.

The Registered Partner in active conditions (“Partner”) is authorized to use, in a non-exclusive way, the Dell Registered Partner logo (“Logo”), subject to, in addition to the provisions of the contract, the following rules, terms and conditions:

a.
Registered partners may use, for the sole purpose of this partnership, and strictly in accordance with the conditions set forth herein, the Logo on business cards, support material (including email signatures), and website.

b.	b. To download a high resolution version of the Logo for the use agreed herein, see below the format options available:

PSD file format

EPS file format

JPEG image format

c.	Registered Partners must not use any DELL logo that is obtained from any source other than Dell, and should not modify it or change it.

d.
Registered Partners undertake not to use the Logo, or any that may replace it, in relation to any activity that is illegal, defamatory, obscene or otherwise violates the intellectual property rights of third parties or any rights of any individual or legal entity.

e.
The Partners shall not use Trademarks or Logos to create the impression that they are partners, affiliates, franchisees of Dell.  Registered Partners shall clearly identify itself, in its promotional activities, whether advertising, marketing or otherwise, as an independent company of DELL.

f.
Registered Partners undertakes not to use any of the Trademarks or Logos or any other intellectual property rights that are not related to the activities of the PARTNER in the partnership program of DELL.

g.	Registered Partners may not use the logo on invoices, bills and delivery notes.

h.
Registered Partners are not allowed to sublicense the use of any Trademarks or Logos of any third party without the prior written permission of Dell. Registered Partners acknowledge that the companies of DELL group are the legitimate holders of the Trademarks and Logos, and therefore undertakes not to (i) file application for registration of any trademark that is identical or similar, enough to cause confusion, to trademarks owned by companies of DELL group, in Brazil or abroad, and (ii) contest the validity or otherwise oppose to the applications and/or registrations pertaining to the Trademarks and/or Logos.

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i.
DELL may immediately terminate the right of the Registered Partner from using the logo in case of any violation of any of these terms and conditions or any terms and conditions governing the participation of the license or the supply of goods or services from Dell. Upon termination and/or cancellation of this partnership, the Registered Partners undertake to, within 5 working days, remove the name DELL from its documents, including, but not limited to, letterhead papers, business cards, websites, emails and other promotional materials related to its activities that contain the name, Logo or Trademark of DELL.

j.	Registered Partners agree not to use any other Dell logo, trademark or intellectual property, other than the specific partner logo corresponding to the level of partnership between of the Licensee.

k.	Dell does not grant other rights to the Registered Partner, except as expressly provided herein.

l.
Registered Partners acknowledge that the violation of the terms and conditions of the use of DELL’s Logo will cause property and financial damages to Dell. Financial damages shall never be less than 100 minimum wages.

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